Exhibit 99.2

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011
Darden Contacts:
(Analysts) Matthew Stroud	407-245-5288
(Media) Bob McAdam	407-245-5404

DARDEN ANNOUNCES CERTIFIED RESULTS OF 2014 ANNUAL SHAREHOLDER MEETING

Jeffrey Smith Appointed Independent Non-Executive Chairman of the Board

Gene Lee to Serve as Interim CEO

ORLANDO, Fla., October 14, 2014 – Darden Restaurants, Inc. (NYSE: DRI) today announced that its independent Inspector of Elections has certified the results of the Company’s 2014 annual meeting. Accordingly, shareholders have elected all 12 Starboard-nominated directors to Darden’s Board of Directors. They are: Betsy S. Atkins, Margaret Shân Atkins, Jean M. Birch, Bradley D. Blum, Peter A. Feld, James P. Fogarty, Cynthia T. Jamison, William H. Lenehan, Lionel L. Nowell, III, Jeffrey C. Smith, Charles M. Sonsteby, and Alan N. Stillman.

The Company’s new Board has appointed Jeffrey C. Smith as Independent Non-Executive Chairman of the Board. The Board also appointed Gene Lee, previously President and Chief Operating Officer, as interim Chief Executive Officer. Mr. Lee succeeds Clarence Otis, who has stepped down from his role as CEO, effective immediately.

Mr. Smith said, “The new Board and I have appreciated the energy and attitude from within the organization.  Gene has proven to be an outstanding leader at Darden, and we are excited to work closely with him as our interim Chief Executive Officer.  The Board’s Search Committee will conduct a full search for the next CEO of Darden, which will include both internal and external candidates.”

Commenting on the appointment, Mr. Lee said, “I am thrilled with the opportunity provided by the Board to lead the Company and our 150,000 employees as we accelerate the progress at all of our brands. Our teams are energized and looking with optimism at the opportunities ahead. Everyone at Darden is focused on delivering an outstanding experience to every guest, every time, and with that level of commitment, our company will succeed.”

Darden today also announced the appointment of the Board’s committee chairs, effective immediately:

•	Cynthia T. Jamison: Audit Committee

•	Jeffrey C. Smith: CEO Search Committee

•	James P. Fogarty: Compensation Committee

•	William H. Lenehan: Finance and Real Estate Committee

•	Betsy S. Atkins: Nominating and Governance Committee

About Darden Restaurants
Darden Restaurants, Inc., (NYSE: DRI), owns and operates more than 1,500 restaurants that generate approximately $6.3 billion in annual sales. Headquartered in Orlando, Fla., and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row. Our restaurant brands – Olive Garden®, LongHorn Steakhouse®, Bahama Breeze®, Seasons 52®, The Capital Grille®, Eddie V’s® and Yard House® – reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information About Forward-Looking Statements

Forward-looking statements in this communication regarding our ability to improve performance across our brands and enhance shareholder value and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.